Exhibit 99.2

Reconciliations of Income from Continuing Operations and Net Cash Provided by Operating Activities to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined for the Twelve-Month Period Ended December 28, 2019
TransDigm Group Incorporated (“TransDigm Group”) defines “EBITDA” as earnings from continuing operations before interest, taxes, depreciation and amortization, “EBITDA As Defined” as EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of income from continuing operations to EBITDA and EBITDA As Defined and the reconciliations of net cash provided by operating activities to EBITDA and EBITDA As Defined presented below and “Pro Forma EBITDA As Defined” (for the twelve-month period ended December 28, 2019) as EBITDA As Defined plus management’s estimates of the impact of the acquisition of Esterline Technologies Corporation (“Esterline”) as if such acquisition occurred at the beginning of the twelve-month period ended December 28, 2019; however, “Pro Forma EBITDA As Defined” does not give effect to the sale of the Esterline Interface Technology group of businesses (“EIT”) on September 20, 2019 or the sale of the Souriau-Sunbank Connection Technologies business (“Souriau-Sunbank”) on December 20, 2019, both of which TransDigm Group acquired as part of its acquisition of Esterline.
The following sets forth a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined:

Twelve-Month Period Ended
December 28, 2019
(dollars in millions)
Income from continuing operations	$880
Add:
Depreciation and amortization	260
Interest expense, net	935
Income tax provision	227
EBITDA	2,302
Adjustments:
Inventory purchase accounting adjustments (a)	73
Acquisition integration costs (b)	65
Acquisition transactions-related expenses (c)	27
Non-cash stock and deferred compensation expense (d)	101
Refinancing costs (e)	25
Other, net (f)	20
EBITDA As Defined	$2,613
Pro forma adjustments (g)	$23
Pro forma EBITDA As Defined	$2,636

(a)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold.

(b)	Represents costs incurred to integrate acquired businesses and product lines into TransDigm Group’s operations, facility relocation costs and other acquisition-related costs.

(c)	Represents transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(d)	Represents the compensation expense recognized by TransDigm Group under our stock incentive plans.

(e)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(f)
Primarily represents foreign currency transaction gain or loss, payroll withholding taxes on dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(g)	Represents management’s estimates of the impact of the acquisition of Esterline had such acquisition occurred at the beginning of the twelve-month period ended December 28, 2019.

The following table sets forth a reconciliation of net cash provided by operating activities to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined:

Twelve-Month Period Ended
December 28, 2019
(dollars in millions)
Income from continuing operations	$1,118
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of business	192
Interest expense, net (a)	906
Income tax provision-current	242
Non-cash stock and deferred compensation expense (b)	(101)
Refinancing costs (c)	(25)
EBITDA from discontinued operations (d)	(30)
EBITDA	2,302
Adjustments:
Inventory purchase accounting adjustments (e)	73
Acquisition integration costs (f)	65
Acquisition transactions-related expenses (g)	27
Non-cash stock and deferred compensation expense (b)	101
Refinancing costs (c)	25
Other, net (h)	20
EBITDA As Defined	$2,613
Pro forma adjustments (i)	$23
Pro forma EBITDA As Defined	$2,636

(a)	Represents interest expense excluding the amortization of debt issuance costs and premium and discount on debt.

(b)	Represents the compensation expense recognized by TransDigm Group under our stock incentive plans.

(c)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(d)	Includes EBITDA of EIT (divested in September 2019) and Souriau-Sunbank (divested in the first quarter of fiscal 2020).

(e)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold.

(f)	Represents costs incurred to integrate acquired businesses and product lines into TransDigm Group’s operations, facility relocation costs and other acquisition-related costs.

(g)	Represents transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(h)
Primarily represents foreign currency transaction gain or loss, payroll withholding taxes on dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(i)	Represents management’s estimates of the impact of the acquisition of Esterline had such acquisition occurred at the beginning of the twelve-month period ended December 28, 2019.